EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Equity Participation Plan of PriceSmart, Inc. of our report dated November 2, 2001, with respect to the financial statements of PriceSmart, Inc. included in its Annual Report on Form 10-K for the year ended August 31, 2001.

                      /s/    ERNST & YOUNG LLP

San Diego, California
January 30, 2002